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                                                                   EXHIBIT 10.5

                            ENVIRONMENTAL AGREEMENT


         THIS AGREEMENT is made this 14th day of November, 1996, by and between ARMOR HOLDINGS, INC. (the "Borrower"), and BARNETT BANK, N.A. (the "Bank").

                                    RECITALS

         The parties wish to confirm certain understandings concerning premises (the "Premises") now or hereafter owned, operated, occupied or otherwise used by the Borrower or any of its Subsidiaries. For purposes hereof: (i) the term "Premises" includes all land, improvements and other real property interests now or hereafter owned, operated, occupied or otherwise used by the Borrower or any of its Subsidiaries; and (ii) the term "Subsidiaries" shall mean and include any partnership, corporation or other entity if the Borrower directly or indirectly owns or controls a majority of the equity or voting interests in such partnership, corporation or entity.

         NOW, THEREFORE, for good and valuable consideration, the parties agree as follows:

         I.       The Borrower warrants and represents to the Bank:

                  A. That, except as set forth on Schedule 1 attached hereto, to its best knowledge neither it nor any of its Subsidiaries has used any Premises as a facility for the storage, treatment or disposal of any "Hazardous Substances," as that term is hereinafter defined, except such materials as are used or stored in accordance with all applicable laws in the ordinary course of business of the Borrower or any such Subsidiary;

                  B. That the Premises are now and at all times hereafter will continue to be in material compliance with all federal, state and local "Environmental Laws" (as that term is defined hereinafter), including but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), 42 USC ss. 9601, et seq., the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), Public Law 99-499, 100 Stat. 1613, the Resource Conservation and Recovery Act ("RCRA"), 42 USC ss. 6901, et seq., the Florida Resource Recovery and Management Act, Section 403.702, et seq., Florida Statutes, the Pollutant Spill Prevention and Control Act, Section 376.011-376.17 and 376.19-376.21 Florida Statutes, as the same may be amended from time to time, and all ordinances, regulations, codes, plans, orders, and decrees now existing or in the future enacted, promulgated, adopted, entered or issued, both within and outside present contemplation of the Borrower and the Bank;



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                  C. That: (i) as of the date hereof, there are no
         hazardous or toxic materials, substances, wastes or other environmentally regulated substances (including solids or gaseous products and any materials containing asbestos), the presence of which is limited, regulated or prohibited by any state, federal or local governmental authority or agency having jurisdiction over the Premises, or which are otherwise known to pose a hazard to health or safety of occupants of the Premises, located on, in or under the Premises or used in connection therewith; or (ii) the Borrower has fully disclosed to the Bank in writing the existence, extent and nature of any such hazardous or toxic material waste or other environmentally regulated substance, which the Borrower or any Subsidiary is legally authorized and empowered to maintain on, in or under the Premises or use in connection therewith, and the Borrower and its Subsidiaries have obtained and will maintain all material licenses, permits and approvals required with respect thereto, and are in material compliance with all of the terms, conditions and requirements of such licenses, permits and approvals;

                  D. That the Borrower shall notify the Bank of any change of which it is aware in the nature or extent of any hazardous or toxic materials, substances or wastes maintained on, in or under the Premises or used in connection therewith, and will transmit to the Bank copies of any citations, orders, notices or other material governmental or other communication received with respect to any other hazardous materials, substances, wastes or other environmentally regulated substances affecting the Premises;

                  E. That the Borrower is not aware of any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent compliance or continued compliance with Environmental Laws or any ordinance, regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, or which may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of any Hazardous Substance; and

                  F. That there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice or demand letter, notice of violation, investigation, or proceeding pending or, to the best knowledge of the Borrower, threatened against it, any Subsidiary or the Premises, relating in any way to any material Environmental Laws or any material regulation, code,

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          plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder.

         II. The Borrower agrees to indemnify, reimburse, defend and hold harmless the Bank, its officers, directors, employees, successors and assigns, from and against all demands, claims, civil or criminal actions or causes of action, liens, assessments, civil or criminal penalties or fines, losses, damages, liabilities, obligations, costs, disbursements, expenses or fees of any kind or of any nature (including, without limitation, reasonable cleanup costs, attorneys', consultants' or experts' fees and disbursements and costs of litigation at trial and appellate levels) which may at any time be imposed upon, incurred by or asserted or awarded against, the Bank directly or indirectly: (a) resulting from any acts or activities of the Borrower or any Subsidiary, any of their respective agents, employees or contractors, at, on or about the Premises which contaminate air, soils, surface waters or groundwaters over, on or under the property; (b) arising from or out of any Hazardous Substance on, in or under the Premises; (c) arising pursuant to or in connection with the application of any Environmental Law to the acts or omissions of the Borrower or any of its Subsidiaries, or any other person, and any environmental damage alleged to have been caused, in whole or in part, by the transportation, treatment, storage, or disposal of any Hazardous Substance; or (d) arising from or in relation to the presence, whether past, present or future, of any Hazardous Substances on the Premises. Without limiting the foregoing, this indemnification provision specifically protects the Bank against any claim or action from activities described in (a), (b),
(c) or (d) above, based in whole or in part upon any environmental statute, rule, regulation or policy, including but not limited to Chapters 403 and 376, Florida Statutes, the Florida Administrative Code, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, ("CERCLA") 42 USC ss. 9601, et seq., as amended, the Resource Conservation and Recovery Act, 42 USC ss. 6901, et seq., and other laws, whether now in existence or enacted in the future. The indemnification obligation hereunder shall be one of strict liability and shall be enforceable without regard to any knowledge of the Bank with respect to any act or omission or condition or event which is the basis of the claim under such indemnification obligation. The obligations under this section shall not be limited to any extent by the term of any Note or other obligations of the Borrower, and such obligations hereunder shall continue, survive and remain in full force and effect notwithstanding payment in full or other satisfaction or release of such Note (and such other obligations).

         III. The Bank shall have the right, in its reasonable discretion, to require the Borrower to periodically (but not more frequently than annually unless an environmental complaint is then outstanding) perform (at the Borrower's expense) an environmental audit and, if deemed necessary by the Bank, an environmental risk assessment, each of which must be satisfactory to the Bank in its


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reasonable discretion, of the Premises, hazardous waste management practices or hazardous waste disposal sites used by the Borrower or any of its Subsidiaries. Such audit or risk assessment must be performed by an environmental consultant reasonably satisfactory to the Bank. If the Borrower fails to perform such environmental audit or risk assessment within 30 days of the Bank's written request, the Bank shall have the right but not the obligation to retain an environmental consultant to perform such environmental audit or risk assessment at the Borrower's expense.

         IV. As used herein, "Environmental Law" means any federal, state, or local statutory or common law relating to pollution or protection of the environment, including without limitation, any common law of nuisance or trespass, and any law or regulation relating to emissions, discharges, releases or threatened releases of Hazardous Substances into the environment (including without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances. As used herein, "Hazardous Substance" means any substance or material: (a) identified in Section 101(14) of CERCLA, 42 USC ss. 9601(14), as the same may be amended from time to time; or (b) determined to be toxic, a pollutant or contaminant, under federal, state or local statute, law, ordinance, rule or regulation or judicial or administrative order or decision, as same may be amended from time to time, including but not limited to petroleum and petroleum products as defined in Section 376.301(13) and (14), Florida Statutes, as same may be amended from time to time.

         V. This Agreement shall continue in effect until expressly released by the Bank in writing. This Agreement shall not be modified except by written instrument signed by each of the parties hereto. This Agreement shall be governed by Florida law, and it shall be binding upon the parties' respective successors and assigns.

         IN WITNESS WHEREOF, the parties have executed this instrument as of the day and year first above written.

                                ARMOR HOLDINGS, INC.


                                By:_______________________________

                                   Its: __________________________


                                BARNETT BANK, N.A.


                                By:_______________________________

                                   Its:___________________________


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